EXHIBIT 32.1

Certification by the Chief Executive Officer
of
Gulf South Pipeline Company, LLC
pursuant to 18 U.S.C. Section 1350
(as adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

Pursuant to 18 U.S.C. Section 1350, the undersigned chief executive officer of Gulf South Pipeline Company, LLC hereby certifies, to such officer's knowledge, that the quarterly report on Form 10-Q for the period ended June 30, 2013, (the Report) of Gulf South Pipeline Company, LP (Gulf South) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Gulf South.

July 30, 2013

/s/ Stanley C. Horton
Stanley C. Horton
President, Chief Executive Officer and Director
(principal executive officer)